SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported) January 1, 2001


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



      Delaware                      0-16014                 23-2417713
  (State or other             (Commission File Number)    (IRS Employer
  jurisdiction of                                      Identification No.)
   incorporation)



               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (814) 274-9830

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Item 5.  Other Events

         In a press release dated January 3, 2001, titled "ADELPHIA COMMUNICATIONS ANNOUNCES $1.3 BILLION BANK FACILIY ", Adelphia Communications Corporation ("Adelphia") announced that the Company had closed a new $1.3 Billion subsidiary short term credit facility led by Bank of America and Citibank/Salomon Smith Barney. A copy of the above mentioned press release is incorporated by reference herein, and is attached to this Form 8-K and filed herewith under Item 7 as Exhibit 99.01.

         In another press release dated January 3, 2001, titled " ADELPHIA COMMUNICATIONS CLOSES SWAP TRANSACTION WITH COMCAST CORPORATION ", Adelphia announced that effective January 1, 2001, it had closed swap agreements involving certain cable systems with Comcast Corporation. Adelphia added approximately 440,000 basic subscribers to two of its largest cable clusters, Los Angeles, CA and West Palm/Fort Pierce, FL. In exchange, Comcast received approximately 457,000 subscribers. A copy of the above mentioned press release is incorporated by reference herein, and is attached to this Form 8-K and filed herewith under Item 7 as Exhibit 99.02.

        Additionally, Adelphia confirmed its previously announced commitment to provide $450 Million of additional capital funding to Adelphia Business Solutions, Inc. during 2001.

Item 7.  Financial Statements and Exhibits

Exhibit No.           Description

99.01       Press Release dated January 3, 2001 (Filed Herewith).
99.02       Press Release dated January 3, 2001 (Filed Herewith).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2001               ADELPHIA COMMUNICATIONS CORPORATION
                                                (Registrant)

                                      By:/s/ Timothy J. Rigas
                                         Timothy J. Rigas
                                         Executive Vice President, Treasurer
                                         and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                         Description

99.01       Press Release dated January 3, 2001 (Filed Herewith).
99.02       Press Release dated January 3, 2001 (Filed Herewith).